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      EXCLUSIVE TELECOMMUNICATIONS STRATEGIC COOPERATION AGREEMENT

Between FUNDACION REUNION DE ADMINISTRADORES, domiciled at Carlos Pellegrini 331,1st floor, Capital Federal, represented by its President, Mr. Jorge A. Hernandez, Federal Identification Document #8.442.096 (for the purposes of this agreement "FRA") and REALTEL DE ARGENTINA S.A., domiciled at Rivadavia 717, 4th Floor, Office 412, Capital Federal represented by its President, Pablo Hoffmann, Passport #1.484.432-9 (for the purposes of this agreement "REALTEL"), agree to subscribe this Exclusive Strategic Cooperation Agreement (the "Agreement"):

IN CONSIDERATION THAT:

FRA, an institution dedicated to promoting the highest level of professionalism in the administration of properties, has recognized the importance of a judicious and informed management of the new technologies dedicated to telecommunication services of all types and their respective infrastructures.

FRA recognizes and affirms in accordance with its statutory objectives of informing, promoting and perfecting all types of condominium properties, its most important goals are: the education, protection and information of all properties managers, co-owners and other property occupants as well as their suppliers, service providers and related professionals with the condo community.

FRA demands of its membership and associates, at all times, strict compliance, at all times of all rules and regulations, as prescribed and code of ethics of the Condominium Property Managers, approved at the 8th Convention of Condominium Managers of the Republic of Argentina, and the "IRAM" Argentinean Norms for the Management of Condominium Properties.

FRA recognizes that the new, services, infrastructure and activities related to telecommunications constitute a highly specialized and rapidly changing field.

FRA must be prepared to assist its membership and associates in all aspects related to new requirements and obligations inherent to these new activities, including but not limited to permits, authorizations, plans, licenses, insurance, ecological impact, etc.

FRA has carried out an exhaustive search for potential strategic alliances, impartial in nature, without conflict of interest with telecommunications service and technology providers and, having analyzed RealTel's local and international background, and recognizing that it is the only (FIRM) of its kind and the best possibility of rendering quality services in its field, has selected (RealTel) to subscribe this master agreement.

REALTEL is a service company exclusively dedicated to promoting the utilization of real estate property of all types for the installation of telecommunications equipment, infrastructure and related activities, which interest are clearly identified with the landlords and occupants.

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REALTEL promotes the utilization of properties under contract both in
Argentina as well as overseas, on a permanent basis without cost to the landlord.

REALTEL operates with absolute independence when selecting one or more service providers to enable each property to receive the best and most complete range of telecommunications services at reasonable prices.

BECAUSE OF THE ABOVE, and recognizing the benefits that this Agreement provides to both parties, FRA and REALTEL agree to carry out the following tasks, which may be expanded and/or modified;

FRA will promote the contracting of all properties managed by its membership and associates to the RealTel Grid.

FRA will invite REALTEL to participate in all the different events it sponsors.

REALTEL will promote, on a preferential basis, the utilization of properties managed by members of FRA which have signed up with the RealTel.

REALTEL will provide impartial technical assistance regarding telecommunication technologies, services and infrastructure.

REALTEL will keep FRA timely informed regarding service providers that have expressed an interest in participating in the Argentinean market.

REALTEL is responsible for checking all infrastructure and new service installations in the properties introduced by FRA, signed up with the RealTel Grid, regarding structural plans, municipal permits, "CNC"
(Telecommunications Authority), Air Force and/or any other requirements that may be implemented in future legislation.

REALTEL will demand and control the insurance coverage, on the part of the service providers and in favor of the landlords, during the building (construction) period and/or deployment and/or installation, during the term of the contract, until removal at the end of the contract term, in regards to all properties under contract with RealTel's grid.

It is mutually agreed that this Agreement will be effective on this date, for a period of five years, automatically renewable for equal terms, unless one of the parties refuses the renewal with 30 (thirty) prior to expiration.

City of Buenos Aires, Republic of Argentina, on the 18th month of February,
2000.

/s/ Jorge Hernandez                             /s/ Pablo Hoffmann
FUNDACTION REUNION DE ADMINISTRADORES           REALTEL DE ARGENTINA SA
JORGE HERNANDEZ                                 PABLO HOFFMANN
PRESIDENTE                                      PRESIDENTE


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